UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 18, 2024

BLACKROCK CAPITAL INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

50 Hudson Yards
New York, NY 10001
(Address of principal executive offices)

(212) 810-5800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BKCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 18, 2024, BlackRock TCP Capital Corp., a Delaware corporation (“TCPC”), completed its previously announced acquisition of BlackRock Capital Investment Corporation, a Delaware corporation (the “Company”), pursuant to that certain Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 10, 2024, by and among the Company, TCPC, BCIC Merger Sub, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of TCPC (“Merger Sub”), and solely for the limited purposes set forth therein, BlackRock Capital Investment Advisors, LLC, a Delaware limited liability company and investment adviser to the Company (“BCIA”), and Tennenbaum Capital Partners, LLC, a Delaware limited liability company and wholly-owned subsidiary of BCIA and investment adviser to TCPC. Pursuant to the Merger Agreement, the Company was merged with and into Merger Sub, with Merger Sub continuing as the surviving company and as a subsidiary of Special Value Continuation Partners LLC, a Delaware limited liability company and wholly-owned subsidiary of TCPC (the “Merger”). As a result of, and as of the effective time of, the Merger, the Company’s separate existence ceased.

In accordance with the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of the Company’s common stock was converted into the right to receive 0.3834 shares of TCPC’s common stock (with the Company’s stockholders receiving cash in lieu of fractional shares of TCPC’s common stock). As a result of the Merger, TCPC issued an aggregate of approximately 27,824,069 shares of its common stock to former stockholders of the Company prior to any adjustment for the former stockholders of the Company receiving cash in lieu of fractional shares.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to the Company’s Form 8-K filed on January 11, 2024.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing.

In connection with the closing of the transactions contemplated by the Merger Agreement, on March 18, 2024, the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of Merger and requested that Nasdaq file with the U.S. Securities and Exchange Commission a Form 25 Notification of Removal of Listing and/or Registration to delist the shares of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Trading of shares of the Company’s common stock on Nasdaq was halted after the close of trading on March 18, 2024. The information contained in Item 2.01 is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information required by Item 3.03 is contained in Item 2.01 and is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred. The information required by Item 5.01 is contained in Item 2.01 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger, each of the named executive officers and directors of the Company ceased to be named executive officers and directors of the Company.

Item 7.01	Regulation FD Disclosure.

On March 18, 2024, TCPC issued a press release announcing, among other things, the completion of the Merger. A copy of this press release is attached hereto as Exhibit 99.1.

The information disclosed under this Item 7.01 is being “furnished” and is not deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor is it deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*
Amended and Restated Agreement and Plan of Merger among BlackRock Capital Investment Corporation, BlackRock TCP Capital Corp., BCIC Merger Sub, LLC, BlackRock Capital Investment Advisors, LLC (for the limited purposes set forth therein) and Tennenbaum Capital Partners, LLC (for the limited purposes set forth therein), dated as of January 10, 2024 (Incorporated by reference to Annex A filed with BlackRock Capital Investment Corporation’s Proxy Statement on Schedule 14A (File No. 814-00712) on January 11, 2024)

99.1**	Press release of BlackRock TCP Capital Corp., dated as of March 18, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibits and schedules to Exhibit 2.1 have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

** Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK CAPITAL INVESTMENT CORPORATION

Date: March 18, 2024	By:	/s/ James E. Keenan
Name: James E. Keenan
Title: Interim Chief Executive Officer and Chairman of the Board

	By:	/s/ Chip Holladay
Name: Chip Holladay
Title: Interim Chief Financial Officer and Treasurer